SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 1996


                       Graham-Field Health Products, Inc.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                0-10881NY               11-2578230
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(State or Other Juris-          (Commission File          (IRS Employer
diction of Incorporation)            Number)            Identification No.)


  400 Rabro Drive East, Hauppauge, NY                            11788
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (516) 582-5900

                                 Not applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

The Everest & Jennings Merger

     On September 3, 1996, Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Everest & Jennings International Ltd., a Delaware corporation ("E&J"), BIL (Far East Holdings) Limited (together with its affiliates,"BIL"), E&J Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and the Company providing for the acquisition of E&J by the Company. BIL owns shares of common and preferred stock of E&J representing approximately 86% of the aggregate voting power of all outstanding shares of capital stock of E&J. Pursuant to the Merger Agreement, following the satisfaction of the conditions contained therein, Sub will be merged with and into E&J with E&J to continue as the surviving corporation wholly owned by the Company (the "Merger"). The Company has received the written opinion of Jefferies & Company, Inc. to the effect that the consideration payable by the Company pursuant to the Merger Agreement is fair from a financial point of view to the Company's stockholders.

     In the Merger, each share of E&J's common stock, par value $.10 per share (the "E&J Common Stock"), other than shares of E&J Common Stock cancelled pursuant to the Merger Agreement or shares of E&J Common Stock the holders of which have exercised appraisal rights under Delaware law, will be converted into the right to receive .35 (the "Conversion Number") shares of common stock, par value $.025 per share, of the Company (the "Company Common Stock"); provided that the Conversion Number will be reduced to the extent necessary so that the maximum value (determined as set forth in the Merger Agreement) of the fraction of a share of Company Common Stock into which each share of E&J Common Stock is converted in the Merger will not exceed $5.50. There were 7,196,565 shares of E&J Common Stock outstanding on August 1, 1996.

     In addition, at the effective time of the Merger:

       (i) BIL will purchase for cash additional shares of Company Common Stock having a value (determined as set forth in the Merger Agreement) equal to the outstanding principal and interest on E&J's indebtedness to Hong Kong and Shanghai Banking Corporation Limited (subject to a cap of $25 million), which indebtedness (the "HSBC Indebtedness") is currently guaranteed by BIL. The proceeds of such stock purchase will be contributed by the Company to E&J immediately following the Merger and used to discharge the HSBC Indebtedness.

      (ii) The Company will issue up to $61 million stated value of a new Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") to BIL in exchange for certain indebtedness of E&J owing to BIL

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            and shares of E&J preferred stock owned by BIL. The Series B
            Preferred Stock will be entitled to a dividend of 1.5% per annum payable quarterly, will vote on an as-converted basis as a single class with the Company Common Stock and the Series C Preferred Stock (as defined in clause (iii) below), will not be subject to redemption and will be convertible (x) at the option of the holder thereof, at a conversion price of $20 per share (or, in the case of certain dividend payment defaults, at a conversion price of $15.50 per share), (y) at the option of the Company, at a conversion price equal to current trading prices (subject to a minimum conversion price of $15.50 and a maximum conversion price of $20 per share) and
            (z) automatically on the fifth anniversary of the date of issuance at a conversion price of $15.50 per share. Such conversion prices are subject to customary antidilution adjustments. A form of the Certificate of Designations of the Series B Preferred Stock, setting forth the terms thereof, is attached to the Merger Agreement as Exhibit A.

     (iii) BIL will purchase for cash $10 million stated value of a new Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"), the proceeds of which will be available to the Company for general corporate purposes. The Series C Preferred Stock will be entitled to a dividend of 1.5% per annum payable quarterly, will vote on an as-converted basis as a single class with the Company Common Stock and the Series B Preferred Stock, will be subject to redemption as a whole at the option of the Company on the fifth anniversary of the date of issuance at stated value and, if not so redeemed, will be convertible automatically on the fifth anniversary of the date of issuance at a conversion price of $20 per share, subject to customary antidilution adjustments. A form of the Certificate of Designations of the Series C Preferred Stock, setting forth the terms thereof, is attached to the Merger Agreement as Exhibit B.

      (iv) Certain indebtedness in the amount of $4 million owing by the Company to BIL will be exchanged for an equal amount of unsecured subordinated indebtedness of the Company maturing on April 1, 2001 and bearing interest at the effective rate of 7.7% per annum. A summary term sheet relating to such subordinated indebtedness is attached to the Merger Agreement as Exhibit C.

     The Merger Agreement contains customary representations and warranties of the parties, which will not survive the effectiveness of the Merger. In addition, in the Merger Agreement the Company and E&J have agreed to operate their businesses in the ordinary course pending consummation of the Merger, and E&J has agreed not to solicit or enter into

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

negotiations or agreements relating to a competing business combination transaction. The Merger is conditioned, among other things, upon the approval of the holders of at least a majority of the outstanding shares of E&J capital stock entitled to vote thereon, upon the approval of the holders of at least a majority of the shares of Company Common Stock voting at a special meeting of the stockholders of the Company, and upon the expiration of certain regulatory waiting periods. Either party may terminate the Merger Agreement if the Merger is not consummated on or prior to December 31, 1996.

     To induce the Company and Sub to enter into the Merger Agreement, BIL entered into a Stockholder Agreement dated as of September 3, 1996 (the "Stockholder Agreement") with the Company and Irwin Selinger, the Chairman of the Board and Chief Executive Officer of the Company, pursuant to which, among other things, BIL has agreed concurrently with the execution of the Stockholder Agreement, to execute and deliver to the Company an Irrevocable Proxy to vote BIL's shares in favor of the Merger Agreement and the Merger. BIL also has agreed in the Stockholder Agreement to grant the Company a right of first refusal with respect to certain sales of Company securities acquired by BIL pursuant to the Merger Agreement, to indemnify the Company against certain existing actions and proceedings to which E&J and its subsidiaries are parties and, so long as BIL owns securities representing at least 5% of the voting power of the outstanding capital stock of the Company, not to acquire additional shares of Company Common Stock without the consent of the Board of Directors of the Company, which consent will not be unreasonably withheld, seek to acquire ownership of the Company, engage in any solicitation of proxies with respect to the Company or otherwise seek or propose to acquire control of the Board of Directors of the Company. Pursuant to the Stockholder Agreement, BIL will have the right to designate two members of the Company's Board of Directors (subject to reduction if BIL reduces its ownership of Company Common Stock), and will have the right to participate on a pro rata basis in certain future stock issuances by the Company. The Stockholder Agreement will automatically terminate upon a termination of the Merger Agreement in accordance with its terms or upon a change of control of the Company's Board of Directors. In addition, if any person becomes the owner of securities representing more than 15% but less than 100% of the voting power of the outstanding capital stock of the Company with the approval of the Board of Directors and the restrictions imposed by the Company on the activities of such person are less onerous than those imposed on BIL, then the Stockholder Agreement will be revised to provide for comparable restrictions. Upon consummation of the transactions contemplated by the Merger Agreement and after giving effect to the conversion of the Series B Preferred Stock at $15.50 and the Series C Preferred Stock at $20.00, BIL will own shares of common and preferred stock of the Company representing approximately 34% of the aggregate voting power of all outstanding shares of capital stock of the Company.

     In addition, on September 3, 1996, the Company entered into a Registration Rights Agreement with BIL (the "Registration Rights Agreement") providing certain demand and "piggyback" registration rights to BIL with respect to the securities of the Company to be acquired by BIL pursuant to the Merger Agreement. The Company will be required to pay the expenses incurred by BIL in connection with any such registrations. The Registration Rights Agreement will automatically terminate upon a termination of the Merger Agreement in accordance with its terms.

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The Rights Amendment and the 1996 Rights Agreement

     On September 3, 1996, prior to the execution of the Merger Agreement, the Company entered into an amendment (the "Rights Amendment") to the Rights Agreement dated as of July 21, 1989 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "1989 Rights Agreement"), with the effect of exempting the events and transactions contemplated by the Merger Agreement and the Stockholder Agreement from the 1989 Rights Agreement. In addition, on that date the rights previously issued under the 1989 Rights Agreement were called for redemption on September 17, 1996.

     In addition, on September 3, 1996, the Company entered into a new Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent (the "1996 Rights Agreement"). As contemplated by the 1996 Rights Agreement, the Company's Board of Directors has declared a dividend of one new preferred share purchase right (a "Right") for each outstanding share of Company Common Stock outstanding on September 17, 1996. Each Right entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares") at a price of $35.00 per one one-hundredth of a Preferred Share, subject to adjustment as provided in the 1996 Rights Agreement. A complete description of the Rights is contained in the Summary of Rights attached as Exhibit C to the 1996 Rights Agreement.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons have acquired (an "Acquiring Person") beneficial ownership of 15% or more of the outstanding shares of capital stock of the Company entitled generally to vote in the election of directors ("Voting Shares") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate. Notwithstanding the foregoing, BIL will not be an Acquiring Person by virtue of its ownership of any Voting Shares acquired in accordance with the Merger Agreement or the Stockholder Agreement (the "BIL Voting Shares"), but BIL will become an Acquiring Person if it acquires any Voting Shares other than BIL Voting Shares or shares distributed generally to the holders of any series or class of capital stock of the Company. In addition, the 1996 Rights Agreement contains provisions exempting the Merger and the other events and transactions contemplated by the Merger Agreement and the Stockholder Agreement from the 1996 Rights Agreement.

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     The 1996 Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. The Rights are not exercisable until the Distribution Date. The Rights will expire on September 3, 2006.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which the Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the 1996 Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive (subject to adjustment) upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Voting Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).


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

     At any time prior to a person or group of affiliated or associated persons becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights in accordance with this paragraph, the right to exercise the Rights will terminate and the only right of the holder of the Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to (a) lower certain thresholds described above to not less than the greater of
(i) any percentage greater than the largest percentage of the outstanding Voting Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, (b) fix a Final Expiration Date later than September 3, 2006, (c) reduce the Redemption Price, (d) increase the Purchase Price or (e) in the event that the Merger Agreement is terminated in accordance with its terms without the Merger having been consummated, delete references to BIL and the Merger as the Board of Directors deems appropriate, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its affiliates and associates).

     As of August 7, 1996, there were 14,175,608 shares of Common Stock issued and outstanding and no shares of Common Stock held in the treasury of the Company. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached. The Company's Board of Directors has reserved for issuance upon exercise of the Rights 300,000 Preferred Shares.

The Proposed Charter and Incentive Program Amendments

     Subject to obtaining stockholder approval, the Board of Directors of the Company has adopted several amendments to the Certificate of Incorporation of the Company, including:

       (i) increasing the number of authorized shares of Company Common Stock to 60 million;

      (ii) requiring that any action required or permitted to be taken by the stockholders of the Company be effected at an annual or special meeting of stockholders of the Company and may not be effected by any consent in writing in lieu of a meeting of such stockholders;


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     (iii)  providing that special meetings of stockholders may be called only by the Chief Executive Officer of the Company or by the Secretary of the Company at the written request of a majority of the Board of Directors;

      (iv) providing that directors can only be removed from office for cause by the affirmative vote of the holders of more than 50% of the voting power of the then outstanding Voting Shares; and

       (v) requiring the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Shares to amend the provisions described in clauses (ii), (iii) and (iv) above and certain related provisions contained in the Certificate of Incorporation and Bylaws of the Company.

The text of the proposed amendments is attached to the Merger Agreement as Exhibit D.

     In addition, the stockholders of the Company also will be asked to approve an increase in the number of shares available for the granting of options under the Company's Incentive Program by 900,000. This will accommodate the conversion of options currently held by E&J employees into options to purchase the Company Common Stock.

                                 *     *     *

     The Merger Agreement (including the forms of Certificate of Designations of the Series B Preferred Stock and the Series C Preferred Stock attached thereto as exhibits), the Stockholder Agreement, the Registration Rights Agreement, the Rights Amendment and the 1996 Rights Agreement are attached hereto as Exhibits 2(a), 4(f), 4(g), 4(a) and 4(b), respectively, and are incorporated herein by reference. The foregoing descriptions of such documents are qualified in their entirety by reference to those documents filed hereto as exhibits.

     Additional information with respect to the Merger and the other transactions contemplated thereby is included in the press release issued September 3, 1996 attached hereto as Exhibit 99(a).

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not Applicable.

(b)  Not Applicable.

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(c)  Exhibit No.        Description
     -----------        -----------

     2(a)               Agreement and Plan of Merger, dated as
                        of September 3, 1996, by and among Graham-
                        Field Health Products, Inc. (the
                        "Company'), E&J Acquisition Corp.,
                        Everest & Jennings International Ltd.
                        and BIL (Far East Holdings) Limited
                        ("BIL")

     4(a) First Amendment, dated as of September 3, 1996, to the Rights Agreement, dated as of July 21, 1989, between the Company and American Stock Transfer & Trust Company, as Rights Agent

     4(b) Rights Agreement dated as of September 3, 1996 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "1996 Rights Agreement")

     4(c)               Form of Certificate of Designations of
                        Series A Junior Participating Preferred
                        Stock, included as Exhibit A to the 1996
                        Rights Agreement

     4(d)               Form of Rights Certificate, included as
                        Exhibit B to the 1996 Rights Agreement

     4(e)               Summary of Rights to Purchase Preferred
                        Shares, included as Exhibit C to the
                        1996 Rights Agreement

     4(f)               Stockholder Agreement, dated as of
                        September 3, 1996, among the Company, BIL and Irwin Selinger

     4(g)               Registration Rights Agreement, dated as
                        of September 3, 1996, between the Company and BIL

     99(a)              Press Release, dated September 3, 1996


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  September 3, 1996            By: /s/    Richard S. Kolodny
                                        --------------------------------
                                        Name:  Richard S. Kolodny
                                        Title: Vice President, General
                                                   Counsel and Secretary

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                                  EXHIBIT INDEX
                                  -------------

Item No.                   Description                                  Page No.
- --------                   -----------                                  --------

     2(a) Agreement and Plan of Merger, dated as of September 3, 1996, by and among Graham-Field Health Products, Inc. (the
            "Company"), E&J Acquisition Corp., Everest & Jennings
            International Ltd. and BIL (Far East Holdings) Limited
            ("BIL")

     4(a) First Amendment, dated as of September 3, 1996, to the Rights Agreement, dated as of July 21, 1989, between the Company and American Stock Transfer & Trust Company, as Rights Agent

     4(b) Rights Agreement dated as of September 3, 1996 between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "1996 Rights Agreement")

     4(c) Form of Certificate of Designations of Series A Junior Participating Preferred Stock, included as Exhibit A to the 1996 Rights Agreement

     4(d) Form of Rights Certificate, included as Exhibit B to the 1996 Rights Agreement

     4(e) Summary of Rights to Purchase Preferred Shares, included as Exhibit C to the 1996 Rights Agreement

     4(f) Stockholder Agreement, dated as of September 3, 1996, among the Company, BIL and Irwin Selinger

     4(g) Registration Rights Agreement, dated as of September 3, 1996, between the Company and BIL

     99(a)  Press Release, dated September 3, 1996